Exhibit 99.1

9 Meters Biopharma Announces Debt Facility to Support Phase 3 Study of Vurolenatide for Short Bowel Syndrome

- Initial Draw of $20 Million to Support Funding Phase 3 Development of Vurolenatide in Short Bowel Syndrome

RALEIGH, NC / ACCESSWIRE / June 30, 2022 / 9 Meters Biopharma, Inc. (NASDAQ:NMTR), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases, today announced it has entered into a senior secured convertible notes facility with a single lender for up to $70 million that is part of an overall financing strategy to support the continued development of vurolenatide for short bowel syndrome through NDA submission.

Under the terms of the agreement, 9 Meters will draw an initial $20 million upon closing of the transaction. The Company has the ability to access up to an additional $50 million in $5-20 million tranches per quarter over an 18-month period, based on meeting certain requirements, including raising additional capital. The notes carry an interest-only period of up to 12 months and will bear interest at a floating rate, which is subject to a floor of approximately six percent.

The Company had cash, cash equivalents, and short-term investments of $37 million as of March 31, 2022. Taking into account the initial drawdown of $20 million at closing, the Company would have had pro-forma cash, cash equivalents, and investment balance of $57 million as of March 31, 2022, and an expected cash runway into fourth quarter 2023.

About 9 Meters Biopharma

9 Meters Biopharma, Inc., is a clinical-stage company pioneering novel treatments for people with rare digestive diseases, GI conditions with unmet needs, and debilitating disorders in which the biology of the gut is a contributing factor. 9 Meters is developing vurolenatide, a proprietary Phase 2 long-acting GLP-1 agonist, for short bowel syndrome (SBS); larazotide, a tight junction regulator; and several near clinical-stage assets.

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For more information please visit www.9meters.com or follow 9 Meters on Twitter , LinkedIn, and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements based upon 9 Meters’ current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones, and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks related to leveraging the Company by borrowing money under this facility and compliance with its terms; risks related to the inability of 9 Meters to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs, including in light of current stock market conditions; risks related to our ability to successfully implement our strategic plans; uncertainties associated with the clinical development and regulatory approval of product candidates, including in particular its lead candidate vurolenatide; uncertainties in obtaining successful clinical results for product candidates, such as the recent results of our trial of larazotide for celiac disease, and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; intellectual property risks; the impact of COVID-19 on our operations, enrollment in and timing of clinical trials; risk of delisting from Nasdaq; reliance on collaborators; reliance on research and development partners; risks related to cybersecurity and data privacy; and risks associated with acquiring and developing additional compounds. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in 9 Meters’ Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings that 9

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Meters has made and future filings 9 Meters will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. 9 Meters expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Corporate Contact

Al Medwar
SVP, Investor Relations & Corporate Communications
9 Meters Biopharma, Inc.
investor-relations@9meters.com

Media Contact
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

Source: 9 Meters Biopharma, Inc.